EXHIBIT 5

                           LOCK-UP AGREEMENT FOR HRPT


                                                     December 9, 1997



Donaldson, Lufkin & Jenrette
         Securities Corporation
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
   As Representatives of the several
   Underwriters described below

Dear Sirs:

         The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated and Smith Barney Inc., as representatives (the "Representatives") of the several Underwriters, propose to enter into an Underwriting Agreement between Hospitality Properties Trust (the "Company") and the several Underwriters named in Schedule I thereto (the "Underwriters")
providing for the public offering by the Underwriters of up to 11,500,000 (including an overallotment option) Common Shares of Beneficial Interest, par value $0.01 per share (the "Common Shares"), of the Company (the "Public Offering"). The parties hereto acknowledge that the number of Common Shares to be sold in the Public Offering, and any other terms of the Public Offering, may be varied at any time, with no effect on the validity or binding nature of this letter agreement.

         In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of Common Shares and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that it will not, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement


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that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Shares, or such other securities, in cash or otherwise), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), for a period of ninety (90) days after the date of the final prospectus supplement relating to the Public Offering.

         In addition,  the  undersigned  agrees that it will and the Company may
(i) with respect to any Common Shares for which the undersigned is a record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such Common Shares on the transfer books and records of the Company and (ii) with respect to any Common Shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such Common Shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such Common Shares on the transfer books and records of the Company.

         In addition, during such period, the undersigned agrees not to make any demand for, or exercise any right with respect to, the registration of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares without the prior written consent of DLJ.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         The undersigned hereby represents and warrants that (i) it has duly authorized, executed and delivered this letter agreement, (ii) it has full power and authority to enter into this letter agreement and (iii) upon request, it will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred by the undersigned and all obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. In addition, the undersigned hereby agrees to take all action necessary to cause its trustees, directors, officers or affiliates under its control to comply with the terms of this letter agreement as if such persons or entities were parties hereto.




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                                                 Very truly yours,

                                                 HEALTH AND RETIREMENT
                                                 PROPERTIES TRUST


                                                 By /s/ David J. Hegarty
                                                     Name: David J. Hegarty
                                                     Title: President




Accepted and agreed as of the date first above written:

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By /s/ Steven L. Kantor
    Name: Steven L. Kantor
    Title: Managing Director




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